CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 26 to the Registration Statement of Franklin New York Tax-Free Income Fund on Form N-1A, File No. 2-77880, of our report dated July 8, 2002, relating to the financial statements and financial highlights of Franklin New York Tax-Free Income Fund which appear in the May 31, 2002 Annual Report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."




                               /s/ PricewaterhouseCoopers LLP
                               PricewaterhouseCoopers LLP


San Francisco, California
September 26, 2002